Exhibit 10.1

EXCLUSIVE DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT ("Agreement") is made effective this 20th day of February, 2024 (the "Effective Date") by and between WOODWAY USA, INC., a corporation duly organized under the laws of the state of Wisconsin ("WOODWAY USA" or "Distributor") and Interactive Strength Inc., a corporation duly organized under the laws of the state of Delaware (“CLMBR” or "Supplier"), and (collectively with "WOODWAY USA" the "Parties").

WHEREAS, Supplier develops, manufactures, and markets the CLMBR exercise equipment (the “Product”) for use health and wellness industry, and desires to expand its sales for the Product;

WHEREAS, Distributor is a leading Supplier of, among other things, treadmills and other exercise equipment (each, an “WW EQUIPMENT”) used in the health and wellness industry;

WHEREAS, the Parties recognize the potential for mutual financial benefit associated with the sale, installation, and use of the Product in connection with WW EQUIPMENT; and

WHEREAS, Distributor desires to obtain from Supplier, and Supplier desires to grant to Distributor, the exclusive right to sell and distribute the Product anywhere in the world in the commercial market including but not limited to the United States of America, Europe, and Asia (the “Territory”); and

WHEREAS, Supplier desires to sell to Distributor under the exclusive rights outlined herein at the specific price on the attached Exhibit A prices attached hereto.

NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, and for other good and valuable consideration including the provision of Warrants to Distributor as set forth on the attached Exhibit B, the receipt and adequacy of which is hereby acknowledged, the parties agree to be legally bound as follows:

ARTICLE 1

RECITALS

The above recitals are true and correct, and are incorporated herein and made a part hereof by this reference.

ARTICLE 2

DEFINITIONS

For purposes of this Agreement, the following words, terms and phrases, where written with an initial capital letter, shall have the meanings; assigned to them in this Article 2 unless the context otherwise requires:

2.1
Product. As used in this Agreement, "Product" shall mean all developed, manufactured, marketed and distributed products identified on Exhibit C hereto.
2.2
Territory. "Territory" shall anywhere in the world commercially.
2.3
Exclusive. For purposes of this Agreement, the term “exclusive” means that Supplier shall not enter into a relationship with any other company to sell the Product in the Territory.
ARTICLE 3

APPOINTMENT OF EXCLUSIVE DISTRIBUTORSHIP

Exhibit 10.1

3.1
Scope. Supplier hereby appoints Distributor, and Distributor hereby accepts appointment, as Supplier's exclusive distributor during the term of this Agreement with the exclusive right to, sell or otherwise distribute the Product within the Territory for the Commercial market, under and in connection with Supplier's trade name, logotypes, and trademarks, subject to the terms and conditions of this Agreement. Notwithstanding the above, nothing herein shall prevent Distributor from selling the Product in the homeowner and residential market, but Distributor understands that Supplier is currently selling the Product into homeowner and residential markets.
3.2
Reserved Sales Rights. Notwithstanding any other provision of this Agreement, Supplier reserves the right to sell or otherwise distribute the Product under the Supplier's name, logotypes and trademarks directly to homeowners.
ARTICLE 4

GENERAL OBLIGATIONS OF PARTIES

4.1
Marketing. Distributor and Supplier shall have the following obligations with respect to the marketing and distribution of the Product:
A.
To use its best efforts to further the promotion, marketing, sale and other distribution of the Product in the Territory. The marketing techniques and sales/promotional strategies developed, and implemented shall be controlled solely by Distributor; however, notwithstanding the foregoing, any and all marketing materials to be used by Distributor shall first be reviewed and approved by Supplier, who shall not unreasonably withhold its consent.
B.
Continued Marketing and Product Development. The Supplier acknowledges and agrees that it has a continuing obligation under this Agreement to invest in and support the marketing of the Product. This includes, but is not limited to, the development and production of marketing materials, advertising campaigns, and demo products. The Supplier shall not unreasonably withhold its consent to any marketing materials proposed by the Distributor. The Supplier also agrees to pursue continuous product development and enhancements to ensure the Product remains competitive in the marketplace including but not limited to the furtherance and updating of the software technology. All such development shall be at the Supplier's sole cost and expense, without any right of reimbursement from the Distributor."
4.2
Expenses. Distributor assumes full responsibility for all costs and expenses which it shall incur in carrying out its obligations under this Agreement, including but not limited to all operational expenses, leases, salaries, commissions, advertising, demonstrations, shipping charges for product, travel and accommodation expenses, without the right to reimbursement for any portion thereof from Supplier.
4.3
Technical Support. Supplier shall provide Distributor with technical sales support regarding the Product.
ARTICLE 5

PRICES, FEES, COMMISSIONS, AND PAYMENT

5.1
Distributorship Fee. As a fee to Supplier for the exclusive distribution rights granted herein, Distributor shall place a purchase order for 2,150 CLMBR units upon execution of this Agreement. Those units will be warehoused and held by Supplier and released at the times and in the amounts requested by Distributor immediately upon their demand. Supplier agrees that they currently have 2,234 finished units in their warehouse system as further detailed on Exhibit D (the “Inventory”). Supplier will agree to provide monthly reporting of the inventory and have agreed these units are specifically held for Distributor to sell and shall not be sold to anyone other than Distributor. Supplier agrees to grant Distributor a security interest in all of this inventory. Supplier agrees as part of this Agreement and the attached letter agreement and Guarantee signed by the principal

Exhibit 10.1

owner of Distributor to execute any and all documentation required to perfect the security interest of Distributor in the Inventory which shall include but not be limited to the signing of a General Business Security Agreement and a filing of a UCC Financing Statement to perfect the same.
5.2
Payment. Distributor shall pay Supplier in US Dollars for each order in full within thirty (30) days from Supplier delivering the order pursuant to the protocol agreed upon between Distributor and Supplier.
ARTICLE 6

TRADEMARKS

6.1
Use of Trademarks. Supplier hereby grants to Distributor a non-exclusive and royalty-free right and license to use Supplier's trademarks, trade names and logotypes (the "Marks") during the term of this Agreement solely in connection with the manufacturing, sale or other distribution, promotion, and advertising of the Product within the Territory, but in no event beyond the term of this Agreement. Distributor shall acquire no right, title or interest in such Marks other than the foregoing limited license, and Distributor shall not use any Marks as part of Distributor's corporate or trade name or permit any third party to do so without the prior written consent of Supplier.
6.2
Markings. Distributor shall not sell any Product under any label other than those provided by Supplier or approved in writing by Supplier.
6.3
Infringements. Distributor shall promptly notify Supplier of any use by any third party of Supplier's Marks or any use by such third party of similar marks which may constitute an infringement or passing off of Supplier's Marks. Supplier reserves the right in its sole discretion to institute any proceedings against such third-party infringers and Distributor shall refrain from doing so. Distributor agrees to cooperate fully with Supplier in any action taken by Supplier against such third party(ies), provided that all necessary expenses incurred by Distributor, such as, but not limited to: travel, lodging, legal and expertise expenses and any other expense of such action shall be borne by Supplier and all damages which may be awarded or agreed upon in settlement of such action shall accrue to Supplier.
6.4
Termination of Use. Distributor acknowledges Supplier's proprietary rights in and to the Marks and any trade names or branding regularly applied to the Product, and Distributor hereby waives in favor of Supplier all rights to any trademarks, trade names and logotypes now or hereafter originated by Supplier. Distributor shall not adopt, use or register any words, phrases or symbols which are identical to or confusingly similar to any of Supplier's existing Marks. Upon termination of this Agreement, Distributor shall cease and desist from use of the Supplier's Marks in any manner.
ARTICLE 7

TERM AND TERMINATION; RESTRICTIVE COVENANTS

7.1
The Term. This Agreement shall take effect on the Effective Date and shall continue in force for a period of five years following the Effective Date. This Agreement shall automatically renew for additional five (5) year terms unless cancelled in writing by Distributor than ninety (90) days prior to the expiration of the initial term or any renewal term thereof (together the initial term and any renewal thereof collectively referred to herein as the "Term").
7.2
Termination upon Certain Events. Notwithstanding the above, the each of the Parties (a “Party”) shall have the right to terminate this Agreement upon the occurrence of any of the following events with respect to the other Party:
A.
The Party becomes insolvent or files a voluntary petition in bankruptcy or has an involuntary petition for bankruptcy filed or the Party transfers its assets to its creditors.

Exhibit 10.1

B.
The Party fails to comply with any term, provision or covenant contained in this Agreement, and that failure is not cured within thirty (30) days from receiving notice of the failure from the other Party.
7.3
Termination without Cause. Notwithstanding the above, Distributor may only terminate this Agreement upon ninety (90) days’ notice to the other Party. Supplier cannot terminate this without Cause
7.4
Confidentiality; Disclosure; Proprietary Information. The Parties recognize and acknowledges that all records, documents, customer and other lists, referral sources, financial information, trade secrets, methods, techniques, processes, marketing and acquisition strategies and plans, intellectual property (regardless of whether patentable or copyrightable), formulas, computer print-outs and other information or' any kind, whether or not reduced to writing (collectively, the "Confidential Information"), provided by one Party (or its affiliates, employees, principals, customers, or business associates) to the other Party during the course of this contract, and not generally known in the public domain, constitute valuable, unique and proprietary assets of the Providing Party’s business. The Parties each agree that during the term of this Agreement and following any termination thereof, they will not at any time disclose, disseminate, publish, or permit the disclosure, dissemination or publication of any Confidential Information of the other Party, to or for any other person, group, firm, corporation, association or other entity, or utilize the same for any reason or purpose whatsoever other than for the benefit and at the request of such other Party.
7.5
Continuing Software License
A.
In the event of a Sale (as defined herein) or in the event that the Supplier ceases to conduct its business in the normal course, the Supplier shall ensure that Distributor's access to and use of any software related to the Products is not interrupted. This is further defined in detail on Exhibit E. This may be achieved by, but is not limited to, the Supplier assigning and transferring to Distributor or to a third party acceptable to Distributor, all of Supplier's rights and obligations under any software license agreements related to the Products.
B.
Such third party shall assume Supplier's obligations under such software license agreements and shall grant to Distributor a non-exclusive, royalty-free, perpetual license to use such software for the purpose of selling, marketing and supporting the Products in accordance with the terms of this Agreement.
7.6
Operation after Termination. In the event this Agreement is terminated, Distributor shall fulfill all outstanding and unfilled purchase orders to its customers as of the date of notification of cancellation, and Distributor shall be authorized to liquidate any remaining final stock of the Product in an orderly and customary manner. Supplier shall cooperate with Distributor to provide any technical support for Product needed by Distributor to fulfill its outstanding orders to Distributor's customers.
7.7
Right of First Refusal
A.
In the event that the Supplier desires to sell its business, or in the event of a sale of a substantial portion of its assets, stock or a merger, consolidation, or any other disposition of a substantial portion of its business (a “Sale”), the Distributor will have a Right of First Refusal to purchase the Supplier's interest in the business under the same terms as any bona fide third-party offer that the Supplier is willing to accept.
B.
Upon receipt of a bona fide third-party offer, the Supplier shall provide the Distributor with written notice of its intention to sell ("Notice of Sale"). The Notice of Sale shall disclose in reasonable detail the terms and conditions of the third-party offer.
C.
Distributor shall have thirty (30) days from the receipt of the Notice of Sale to agree in writing to purchase the Supplier's interest on the terms and conditions offered by the third party. If Distributor

Exhibit 10.1

does not agree to purchase the Supplier's interest within such period, the Supplier may sell to the third-party offeror in accordance with the terms and conditions of the offer.
ARTICLE 8

MISCELLANEOUS

8.1
Warranties; Quality Assurance and Defects. The Products shall be free from material defects in materials and workmanship when delivered by Supplier to Distributor. Supplier hereby warrants that it shall comply with the terms and conditions of the warranties for the Current Products specified on Exhibit F attached hereto for the warranty periods specified on Exhibit F
8.2
Indemnification by Supplier. Supplier shall protect, defend and hold Distributor harmless from and against any and all claims, damages, losses, costs and expenses (“Losses”) (including, without limitation, Losses resulting from personal injury or property damage, and reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Distributor, or any of distributor’s customers, as a result of or in connection with:
A.
Any claim that a Current Product purchased by Distributor was defectively designed or manufactured (“Product Liability Claim”), regardless of whether the Product Liability Claim is in the form of a breach of contract, breach of warranty, tort or strict liability, that arises during, or relates to, the Term. However, Supplier shall have no indemnification obligation to the extent a Product Liability Claim is due to and/or relates to Distributor’s or its customer’s own negligent acts, including but not limited to Distributor’s (or its agents’ or representatives’) improper or defective installation of any Current Product; and
B.
Any claim that a Current Product infringes on any intellectual property rights of any third party.
8.3
Relationship. This Agreement is intended as an exclusive distribution arrangement with Distributor acting as an independent contractor. It shall not make or constitute either Party as the employee, employer, partner, agent, franchisor, franchisee, or representative of the other for any purpose whatsoever. Neither Party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other Party. In fulfilling its obligations pursuant to this Agreement each party shall be acting as an independent contractor.
8.4
Indemnification. Each party (the "Indemnifying Party") shall indemnify and hold harmless the other party and its affiliates, and the directors, officers, employees and agents of each (collectively, "Indemnitees"), from and against any demands, claims and actions by third parties, and all liabilities, judgments, damages, fines, penalties, costs and expenses (including reasonable attorneys’ fees) incurred by the applicable indemnitees in connection therewith (“Liabilities”), resulting from (i) bodily injury to or death of any person; or (ii) damage to, or loss or destruction of, any real or tangible personal property, in each event to the extent such claims are caused by the negligence or intentional misconduct of the Indemnifying Party or its employees or agents in connection with the performance of this Agreement. The Indemnifying Party shall have no obligation or responsibility for any Liabilities to the extent based upon or resulting from the negligence or intentional misconduct of an Indemnitee. In addition, Supplier shall defend, indemnify and hold Distributor Indemnitees harmless from and against all Liabilities arising from a claim by a third party alleging that the Product infringes a validly existing intellectual property right of such third party or the person or entity on whose behalf the third party is acting
8.5
LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS (OTHERWISE THAN IN RESPECT OF ANY OBLIGATION TO PAY THE FEES OR COMMISSIONS DUE TO SUPPLIER), SAVINGS, REVENUE,

Exhibit 10.1

BUSINESS OR DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, DISTRIBUTOR’S LIABILITY TO SUPPLIER, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, SHALL NOT EXCEED THE FEES AND COMMISSIONS DUE AND OWING BY DISTRIBUTOR TO SUPPLIER PURSUANT TO THE ORDER OUT OF WHICH THE LIABILITY AROSE. The limitations set forth HEREin shall not apply to the parties’ respective indemnification obligations set forth in this Agreement, breach of the parties’ respective confidentiality obligations or violation of the parties’ respective Intellectual Property Rights.
8.6
Insurance Coverage. Supplier and Distributor shall each maintain an insurance policy providing insurance coverage for any and all liability claims arising out of their actions pursuant to the terms and conditions of this Agreement with commercially reasonable amounts of coverage, and each agrees to have the other listed as an additional insured on such policies.
8.7
Assignment. Neither Party shall have the right to assign or otherwise transfer its rights and obligations under this Agreement except with the prior written consent of the other Party.
8.8
Notices. Notices permitted or required to be given hereunder shall be deemed sufficient if in writing and hand delivered to the other Party, if given by hand delivery, confirmed facsimile transmission, certified mail (postage prepaid and return receipt requested), or overnight delivery via Federal Express or UPS, addressed to the respective addresses of the Parties as may be designated from time to time. By notice given under this section, either Party may, from time to time, designate a new address for notices or communications to such Party. Any notice or other communication given under this section shall be deemed to be given upon receipt of delivery by the addressee, or at such time as such delivery is refused by the addressee.
8.9
Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all previous agreements by and between Supplier and Distributor, as well as all proposals, oral or written, and all negotiations, conversations or discussions heretofore conducted between the Parties related to this Agreement. The Parties each acknowledge that they have not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein.
8.10
Amendment. This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by written amendment signed by the parties hereto.
8.11
Injunctive Relief. In the event of a breach or threatened breach by either Party to this Agreement, the other Party, in addition to any other rights available to it at law or in equity, shall be entitled to obtain (without the necessity of posting a bond) a temporary restraining order, preliminary injunction, and permanent injunction in order to prevent or restrain any such breach by the Party and any persons directly or indirectly acting for or with such Party. The Parties acknowledge and agree that in the event of any breach by either Party of this Agreement, the other Party shall suffer immediate and irreparable harm for which the remedy of monetary damages alone will be inadequate.
8.12
Publicity. No Party shall issue press releases or engage in other types of publicity of any nature dealing with the commercial and legal details of this Agreement without the other Party's prior written approval, which approval shall not be unreasonably withheld; however, approval of such disclosure shall be deemed to be given to the extent such disclosure is required to comply with governmental rules, regulations or other governmental requirements. In such event, the publishing Party shall furnish a copy of such disclosure to the other Party.
8.13
Severability. In the event that any of the terms of this Agreement are in conflict with any rule of law or statutory provision or are otherwise unenforceable under the laws or regulations of any government or subdivision thereof, such terms shall be deemed stricken from this Agreement, but such invalidity or

Exhibit 10.1

unenforceability shall not invalidate any of the other terms of this Agreement and this Agreement shall continue in force, unless the invalidity or unenforceability of any such provisions hereof does substantial violence to, or where the invalid or unenforceable provisions comprise an integral part of, or are otherwise inseparable from, the remainder of this Agreement.
8.14
Governing Law. The rights and obligations of the parties under this Agreement shall be governed by the laws of the State of Wisconsin without regard to the conflicts of law provisions thereof.
8.15
Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original hereof.
8.16
Waiver. No failure of either Party to take any action or assert any right hereunder shall be deemed to be a waiver for such right in the event of the continuation or repetition of the circumstances giving rise to such right.

Exhibit 10.1

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first above written.

Supplier Distributor

Interactive Strength Inc. WOODWAY USA, INC.

By: /s/ Trent Ward By: /s/ Douglas Bayerlein

Name: Trent Ward Name: Douglas Bayerlein

Position: CEO Position: President

Date:____2/20/2024_______________ Date:__2/20/2024_________________

EXHIBIT A

PRICES

GBO 657812v2

EXHIBIT B

WARRANT AGREEMENT

GBO 657812v2

EXHIBIT C

CLMBR PRODUCTS

GBO 657812v2

EXHIBIT D

CLMBR INVENTORY

GBO 657812v2

EXHIBIT E

SOFTWARE AND RELATED PRODUCTS

GBO 657812v2

EXHIBIT F

WARRANTIES FOR PRODUCTS

GBO 657812v2